Exhibit 99.1

United States Oil Fund, LP
Monthly Account Statement
For the Month Ended June 30, 2018

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(122,207,800)
Unrealized Gain (Loss) on Market Value of Futures	303,715,120
Dividend Income	250,126
Interest Income	2,438,747
ETF Transaction Fees	31,000
Total Income (Loss)	$184,227,193

Expenses
General Partner Management Fees	$674,535
Professional Fees	133,561
Brokerage Commissions	221,694
Non-interested Directors' Fees and Expenses	15,399
Prepaid Insurance Expense	32,632
NYMEX License Fee	22,484
SEC & FINRA Registration Expense	1,945
Total Expenses	$1,102,250
Net Income (Loss)	$183,124,943

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 6/1/18	$1,874,891,584
Additions (15,800,000 Shares)	215,227,396
Withdrawals (33,500,000 Shares)	(461,716,295)
Net Income (Loss)	183,124,943

Net Asset Value End of Month	$1,811,527,628
Net Asset Value Per Share (120,600,000 Shares)	$15.02

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended June 30, 2018 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC
1999 Harrison Street, Suite 1530
Oakland, CA 94612